ARTHUR ANDERSEN LETTERHEAD


                                                         Arthur Andersen LLP
                                                         2700 Barnett Center
                                                         50 North Laura Street
                                                         Jacksonville, FL 32202
                                                         904 355 7521
                                                         904 632 4202 Fax


April 22, 1999

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated April 19, 1999, of The Savannah Bancorp, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ ARTHUR ANDERSEN LLP







cc: Mr. Robert B. Briscoe
    Chief Financial Officer
    The Savannah Bancorp, Inc.